UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 16, 2023, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following table summarizes the results of voting with respect to each matter:

	Number of shares voted
	For	Against	Abstain	Non-Votes
Election of Directors (three directors were elected to serve until the 2026 annual meeting of stockholders and until their successors are elected and qualified).

John J. McCabe	19,029,978	3,268,277	19,899	3,604,226
Donna M. O’Brien	20,255,380	2,046,364	16,410	3,604,226
Caren C. Yoh	21,620,534	660,726	36,894	3,604,226

Advisory approval of executive compensation	19,619,244	2,559,385	139,525	3,604,226

	1 Year	2 Years	3 Years	Abstain
Advisory vote on the frequency of future advisory voters on executive compensation; Non-Votes 3,604,226	19,814,395	195,771	2,210,214	97,774

	For	Against	Abstain	Non-Votes
Ratification of appointment of BDO USA, LLP as independent public accounting firm for the year ending December 31, 2023	25,742,467	137,458	42,455	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

usa
FLUSHING FINANCIAL CORPORATION

Date: May 18, 2023	By:	/s/ SUSAN K. CULLEN
Susan K. Cullen
Senior Executive Vice President, Chief Financial Officer and Treasurer